UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2010 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

In keeping with the anticipated length of service under his employment agreement, on May 28, 2010, David E. Robinson announced his intention to resign from his position as Executive Vice President and Chief Operating Officer of athenahealth, Inc. (the “Company”), effective as of July 1, 2010. However, Mr. Robinson will continue to serve as an employee of the Company for the remainder of 2010.

As Mr. Robinson’s successor, on June 3, 2010, the Board of Directors of the Company appointed Ed Park, age 35, to serve as Executive Vice President and Chief Operating Officer starting July 1, 2010. Mr. Park will report directly to Jonathan Bush, the Company’s Chief Executive Officer, President, and Chairman of the Board of Directors. Mr. Park has served as the Company’s Chief Technology Officer since March 2007 and served as its Chief Software Architect from 1998 to March 2007. In these roles, Mr. Park oversaw the product management, software development, and technology infrastructure divisions, and worked closely with operations teams in developing and implementing programs to improve scalability. Mr. Park is a member of the Advanced Interoperability Workgroup of the Certification Commission for Healthcare Information Technology (CCHIT) and serves on the boards of Castlight Health, Inc. and Healthpoint Services Pvt. Ltd. Prior to joining the Company, Mr. Park was a consultant for Viant, Inc. Mr. Park obtained a Bachelor of Arts magna cum laude from Harvard College in Computer Science.

In connection with his appointment, Mr. Park will enter into a new employment agreement under which he will be paid an annual base salary of $240,000 and will be eligible to receive a cash incentive award of 60% of his base salary based on an annual corporate scorecard. Mr. Park will also receive an option to purchase 50,000 shares of the Company’s common stock. The stock option will vest as to 25% of the grant on each anniversary of July 1, 2010.

On June 1, 2010, Nancy G. Brown, Senior Vice President of Corporate Development of the Company, informed the Company of her intention to resign from her position to pursue other opportunities, effective as of July 1, 2010. Ms. Brown will continue to serve as an employee of the Company until July 31, 2010.

Item 7.01.	Regulation FD Disclosure.

On June 4, 2010, the Company issued a press release announcing management changes. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on June 4, 2010, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

June 4, 2010	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
VP,General Counsel,and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on June 4, 2010, furnished herewith.